UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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Definitive Proxy Statement

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Soliciting Material Pursuant to Section 240.14a-12

Union Bankshares, Inc.

(Name of Registrant as Specified in Its Charter)

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Union Bankshares, Inc.

20 Lower Main Street

PO Box 667

Morrisville, VT 05661

(802) 888-6600

April 16, 2010

Dear Shareholder,

The 119th Annual Meeting of the Shareholders of Union Bankshares, Inc. the (“Company”) will be held Wednesday, May 19th at 3:00 p.m. at the offices of Union Bank, located at 20 Lower Main Street, Morrisville, Vermont. You are cordially invited to attend. Enclosed are a Notice of Annual Meeting, a Proxy Statement and a Proxy Card for voting your shares.

Long-serving Director Richard Marron of Stowe will retire from the Board at the Annual Meeting after over a decade of valuable service to the Company. We are pleased that our newest Union Bank Director, Stowe businessman Neil Van Dyke, has agreed to stand for election to the Company’s Board, to fill the vacancy created by Mr. Marron’s retirement. In addition to the election of directors, stockholders will be asked to ratify the appointment of the Company’s independent auditors for 2010.

2009 has proven to be a second year of turmoil in the financial industry with 140 bank failures and continued government assistance to a number of industries. Your Company has faired reasonably well as have most banks located in the Northeast. We will provide an overview of the bank’s financial and organizational highlights at this year’s annual meeting.

Enclosed with this mailing is a copy of the Annual Report of Union Bankshares, Inc. for the year ended December 31, 2009, which includes a letter to shareholders, audited consolidated financial statements and footnotes, summary of financial highlights, management’s discussion and analysis of financial results, and other information about the Company and its financial performance.

Our proxy materials and Annual Report are also posted on a special internet website, as indicated in the Notice of Internet Availability section of the attached Notice of Annual Meeting.

If your shares are held through a broker, please note that the rules that govern how brokers vote your shares have changed. Your broker may no longer vote your shares on the election of directors without your specific instructions. Therefore, it is especially important this year that you return your completed proxy card promptly so your votes can be counted.

We hope you will join us immediately following the meeting for an informal gathering of shareholders, directors and bank officers.

Sincerely,

Kenneth D. Gibbons

President and CEO

Union Bankshares, Inc.

NOTICE OF

2010 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON WEDNESDAY, MAY 19, 2010

To the Shareholders of Union Bankshares, Inc.:

The Annual Meeting of Shareholders of Union Bankshares, Inc. (the “Company”) will be held at 3:00 p.m., local time, on Wednesday, May 19, 2010, at the banking offices of Union Bank, 20 Lower Main Street, Morrisville, Vermont, for the following purposes:

1.

To fix the number of directors at nine for the ensuing year and to elect nine directors (or such lesser number as circumstances may warrant), to serve a one year term and until their successors are elected and qualified;

2.

To ratify the appointment of the independent public accounting firm of Berry, Dunn, McNeil & Parker as the Company’s external auditors for 2010; and

3.

To consider and act upon any other business that may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 31, 2010 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting or any adjournment of the meeting.

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS FOR 2010

ANNUAL MEETING OF SHAREHOLDERS

This notice of meeting and proxy statement, the accompanying proxy card and our 2009 Annual Report to Shareholders are available on the internet in a downloadable, printable and searchable format and may be accessed at http://www.cfpproxy.com/6393.

By Order of the Board of Directors,

Robert P. Rollins

Secretary

Morrisville, Vermont

April 16, 2010

YOUR VOTE IS IMPORTANT

PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON. SHOULD YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON IF YOU SO DESIRE.

PROXY STATEMENT

TABLE OF CONTENTS

INFORMATION ABOUT THE MEETING	1
Why have I received these materials?	1
Who is entitled to vote at the annual meeting?	1
How do I vote my shares at the annual meeting?	1
Can I change my vote after I return my proxy card?	1
Can I vote in person at the meeting instead of voting by proxy?	2
What does it mean if I receive more than one proxy card?	2
What is a broker nonvote?	2
What constitutes a quorum for purposes of the annual meeting?	3
What vote is required to approve matters at the annual meeting?	3
Do broker nonvotes affect the outcome of the shareholder votes on Proposals 1 and 2?	3
How does the Board recommend that I vote my shares?	3
How are proxies solicited?	4
Who pays the expenses for soliciting proxies?	4
SHARE OWNERSHIP INFORMATION	4
Share Ownership of Management and Principal Holders	4
Section 16(a) Beneficial Ownership Reporting Compliance	6
PROPOSAL 1—TO ELECT DIRECTORS	6
Director Qualifications	8
Directors’ Compensation	10
Attendance at Directors’ Meetings	12
Director Independence	12
Board Committees and Corporate Governance	12
Audit Committee	12
Compensation Committee	13
Board Nominating Functions	13
Board Leadership Structure and Role in Risk Oversight	14
Codes of Ethics	15
Shareholder Recommendations for Board Nominations	15
Attendance at Annual Meeting of Shareholders	16
Communicating with the Board	16
Transactions with Management and Directors	16
Compensation Committee Interlocks and Insider Participation	16
Vote Required to Approve Proposal 1	16
AUDIT COMMITTEE REPORT	17
COMPENSATION COMMITTEE REPORT	18
EXECUTIVE OFFICERS	20
EXECUTIVE COMPENSATION	21
Stock-Based Compensation	22
Deferred Compensation Plans	23
Defined Benefit Pension Plan	24
Defined Contribution Retirement Savings Plan	24
PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS	25
Audit Fees	26
Audit Committee Preapproval Guidelines	26
Vote Required to Approve Proposal 2	27
SHAREHOLDER PROPOSALS	27
OTHER MATTERS	27
APPENDIX A—Audit Committee Charter	A—1

UNION BANKSHARES, INC.

20 Lower Main Street

Morrisville, VT 05661

(802) 888-6600

PROXY STATEMENT

Annual Meeting of Shareholders

May 19, 2010

INFORMATION ABOUT THE MEETING

Why have I received these materials?

We are sending this proxy statement and proxy card on behalf of the Board of Directors to solicit your vote on matters to be voted on at the annual meeting of the shareholders of Union Bankshares, Inc. (the “Company,” “we” or “our”) to be held at 3:00 p.m. local time on Wednesday, May 19, 2010, at the offices of our subsidiary, Union Bank at 20 Lower Main Street, Morrisville, Vermont. This proxy statement and proxy card are accompanied by the Company’s Annual Report to Shareholders for the year ended December 31, 2009, which contains the Company’s audited consolidated financial statements and footnotes. These materials were first sent to our shareholders on or about April 16, 2010. You are cordially invited to attend the annual meeting and are asked to vote on the proposals to elect nine directors to the Company’s Board of Directors (the “Board”) for the ensuing year and to ratify the selection of our independent auditors.

Who is entitled to vote at the annual meeting?

Only holders of record of the Company’s $2.00 par value common stock as of the close of business on March 31, 2010 (the record date for the meeting) will be entitled to vote at the annual meeting. On that date there were 4,460,708 shares of the Company’s common stock outstanding, and each such share is entitled to one vote on each matter presented for vote at the annual meeting.

How do I vote my shares at the annual meeting?

If you are a shareholder of record of the Company’s common stock, you may vote your shares by completing and signing the accompanying proxy card and returning it in the enclosed postage paid envelope. You are a shareholder of record if you hold your stock in your own name on the Company’s shareholder records maintained by our transfer agent, Registrar and Transfer Co. of Cranford, New Jersey.

“Street name” shareholders of common stock, who wish to vote at the annual meeting will need to obtain a proxy card from the institution that holds their shares and follow the instructions on that form. Street name shareholders are shareholders who hold their common stock indirectly, through a bank, broker or other nominee.

Can I change my vote after I return my proxy card?

Yes, after you have submitted a proxy, you may change your vote at any time before the proxy is exercised at the annual meeting.

Shareholders of record may change their vote by submitting a written notice of revocation or a proxy bearing a later date. You may file a notice of revocation or request a new proxy by contacting our transfer agent, Registrar and Transfer Co., at the following address or toll free telephone number: Registrar and Transfer Co., Attn: Investor Relations Dept., 10 Commerce Drive, Cranford, NJ 07016, (800) 368-5948. You may also contact our Assistant Corporate Secretary, JoAnn Tallman, for assistance at the address and telephone number shown on the cover of this proxy statement.

“Street name” shareholders who wish to change their vote must contact the institution that holds their shares and follow the applicable procedures prescribed by the institution.

Can I vote in person at the meeting instead of voting by proxy?

Yes, a ballot will be available at the annual meeting for shareholders of record who wish to vote in person. However, we encourage you to complete and return the enclosed proxy card to be certain that your shares are represented and voted, even if you should be unable to attend the meeting in person. If you wish, you may revoke your previously given proxy at the annual meeting and vote by ballot instead.

If you hold your shares through a bank, broker or other nominee, you must obtain a legal proxy from the bank, broker or nominee in order to vote your shares in person at the meeting.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered differently in more than one account (for example, “John Doe” and “J. Doe”). To ensure that all your shares are voted, you should complete, sign and return all proxy cards. We encourage you to register all your accounts in the same name and address. You may do so by contacting our transfer agent, Registrar and Transfer Co., at the following address or toll free telephone number: Registrar and Transfer Co., Attn: Investor Relations Dept., 10 Commerce Drive, Cranford, NJ 07016, (800) 368-5948. You may also contact our Assistant Corporate Secretary, JoAnn Tallman, for assistance at the address and telephone number shown on the cover of this proxy statement.

What is a broker nonvote?

Under stock exchange rules and brokerage industry practices, a broker may generally vote the shares it holds for customers on routine matters, but requires voting instructions from the customer on other, non-routine matters. A broker nonvote occurs when a broker votes less than all of the shares it holds of record for any reason, including with respect to nonroutine matters where customer instructions have not been received. The “missing” votes in such a case are broker nonvotes.

Please note that the rules for broker voting of shares in an uncontested election of directors have changed. Effective January 1, 2010, all director elections, whether or not contested, are considered nonroutine, and therefore, a broker may no longer vote a customer’s shares in the election of directors without specific instructions from the beneficial owner. If you hold your shares through a broker, please be sure to follow your broker’s instructions on how to direct the voting of your shares at the annual meeting.

The ratification of the appointment of the Company’s independent auditors is considered to be a routine matter for purposes of a broker’s discretionary voting authority under current stock exchange rules.

What constitutes a quorum for purposes of the annual meeting?

The presence at the annual meeting in person or by proxy of the holders of a majority of the outstanding shares of common stock entitled to vote will constitute a quorum for the transaction of business. Proxies marked as “WITHHOLD AUTHORITY” on the election of directors (Proposal 1) or “ABSTAIN” on the ratification of the appointment of the independent auditors (Proposal 2) will be treated as present at the meeting for purposes of determining a quorum.

Broker nonvotes are counted for determining a quorum on routine matters (such as ratification of the appointment of the independent auditors) since the broker is entitled to vote those shares under its discretionary authority. On any matter considered to be nonroutine (such as the election of directors), broker nonvotes are not considered shares entitled to be voted by the broker without voting instructions from the beneficial owner, and therefore would not be counted in determining a quorum.

What vote is required to approve matters at the annual meeting?

The election of directors (Proposal 1) will require the affirmative vote of a plurality of the votes cast. That means that the nominees who receive the highest number of vote totals for the number of vacancies to be filled will be elected as directors. Therefore, a vote to WITHHOLD AUTHORITY for any nominee or the entire slate will not affect the outcome of the election unless there are more nominees than there are vacancies to be filled.

Ratification of the appointment of the Company’s independent auditors (Proposal 2) will require that more votes be cast FOR the proposal than AGAINST. Therefore, abstentions will not affect the outcome of the vote on Proposal 2.

If any other matter should be presented at the meeting, approval of such matter would require that more votes be cast in favor than opposed. Management of the Company is not aware at this time of any matter that may be submitted to vote of the shareholders at the annual meeting other than the election of directors and ratification of the appointment of the independent auditors.

Do broker nonvotes affect the outcome of the shareholder votes on Proposals 1 and 2?

Because the election of directors (Proposal 1) is not the subject of an election contest and is by plurality vote, broker nonvotes at the annual meeting will not affect the outcome of the election of directors.

Broker nonvotes are not considered to be “votes cast” and therefore will not affect the outcome of the vote on the ratification of the appointment of independent auditors (Proposal 2).

How does the Board recommend that I vote my shares?

The Board of Directors recommends that you vote FOR Proposal 1 to set the number of directors for the ensuing year at nine and to elect the nine nominees listed in this proxy statement; and FOR Proposal 2, to ratify the appointment of the independent accounting firm of Berry, Dunn, McNeil & Parker as the Company’s external auditors for 2010.

If you vote by proxy, your shares will be voted in the manner you indicate on the proxy card. If you sign and return your proxy card but do not specify how you want your shares to be voted, the persons named as proxy holders on the proxy card will vote your shares FOR Proposals 1 and 2, and in accordance with the recommendations of the Board of Directors on any other matters that may be presented for vote of shareholders at the meeting.

How are proxies solicited?

Proxies are being solicited by mail. Proxies may also be solicited by directors, officers or employees of the Company or our wholly-owned subsidiary, Union Bank (“Union” or the “Bank”), in person or by telephone, facsimile, or electronic transmission. Those individuals will not receive any additional compensation for such solicitation.

Who pays the expenses for soliciting proxies?

The Company pays the expenses for soliciting proxies for the annual meeting. These expenses include costs relating to preparation, mailing and returning of proxies. In addition, we may reimburse banks, brokers or other nominee holders for their expenses in sending proxy materials to the beneficial owners of our common stock.

SHARE OWNERSHIP INFORMATION

Share Ownership of Management and Principal Holders

The following table shows the number and percentage of outstanding shares of the Company’s common stock owned beneficially as of March 31, 2010 by:

•

each incumbent director and nominee for director of the Company;

•

each executive officer named in the 2009 Summary Compensation Table included elsewhere in this proxy statement;

•

all of the Company’s directors, nominees and executive officers as a group; and

•

each person (including any “group,” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934), known to the management of the Company to own beneficially more than 5% of the Company’s outstanding common stock.

Except as otherwise indicated in the footnotes to the table, the named individuals possess sole voting and investment power over the shares listed.

Shareholder or Group	Shares Beneficially Owned		Percent of Class
Directors, Nominees and Executive Officers
Cynthia D. Borck	5,279	(1)	*
Steven J. Bourgeois	1,600	(2)	*
Kenneth D. Gibbons	64,909	(3)	1.46
Franklin G. Hovey, II	603,928	(4)(11)	13.54
Richard C. Marron	6,865	(5)	*
Marsha A. Mongeon	2,733	(6)	*
Robert P. Rollins	8,133		*
Richard C. Sargent	571,003	(7)	12.80
David S. Silverman	2,585	(8)	*
John H. Steel	7,500	(9)	*
Schuyler W. Sweet	7,500	(10)	*
Cornelius J. Van Dyke	8		*

All Directors, Nominees and Executive Officers as a Group
(12 in number)	1,282,043		28.74

Other 5% or more Shareholders
Genevieve L. Hovey Trust	422,908	(11)	9.48
Susan Hovey Mercia	603,713	(11)(12)	13.53
Walter M. Sargent Revocable Trust	355,696	(13)	7.97

*	Denotes less than one percent (1%) of class.
(1)	Ms. Borck has shared voting and investment power over 102 of the shares listed.
(2)	Mr. Bourgeois has shared voting and investment power over all shares listed. All of such shares are held in the Bourgeois Family Trust.
(3)

Mr. Gibbons has shared voting and investment power over 28,389 of the shares listed. Includes 8,000 shares Mr. Gibbons has the right to acquire under presently exercisable incentive stock options and 34,980 shares pledged as collateral to secure loans from two nonaffiliated banks.

(4)	Mr. Hovey, II has shared voting and investment power over 596,534 of the shares listed, including the 422,908 shares held in the Genevieve L. Hovey Trust.
(5)

Mr. Marron has shared voting and investment power over all but 1,265 of the shares listed. Includes 1,950 shares held in an Individual Retirement Account (IRA) for the benefit of Mr. Marron’s wife, as to which shares he disclaims beneficial ownership.

(6)	Ms. Mongeon has shared voting and investment power over 375 of the shares listed. Includes 1,750 shares Ms. Mongeon has the right to acquire under presently exercisable incentive stock options.
(7)

Mr. Sargent has shared voting power over 570,788 of the shares listed. The total includes 162,000 shares held by the Copley Fund, a charitable trust of which Mr. Sargent serves as co-trustee. Mr. Sargent does not have any beneficial interest in the fund and disclaims beneficial ownership of all 162,000 shares held by the fund. The total also includes 355,696 shares held by the Walter M. Sargent Revocable Trust, of which Mr. Sargent and members of his family are beneficiaries and of which he is a co-trustee.

(8)

Mr. Silverman has shared voting and investment power over 175 of the shares listed. Includes 660 shares held in an IRA for the benefit of Mr. Silverman’s wife. Includes 1,750 shares Mr. Silverman has the right to acquire under presently exercisable incentive stock options.

(footnotes continued on following page)

(9)	Mr. Steel’s total includes 1,500 shares held as custodian for his children under the Uniform Transfers to Minors Act. Mr. Steel has shared voting power over 2,000 of the shares listed.
(10)	All shares are held in the Schuyler W. Sweet 2000 Revocable Trust, of which Mr. Sweet is settlor and trustee.
(11)

Mr. Hovey, II and his sister, Susan Hovey Mercia, are co-trustees and beneficiaries of the Genevieve L. Hovey Trust. Mr. Hovey and Ms. Mercia share voting and investment power over the shares held by the trust and all such shares are included in the share totals in this table for both Mr. Hovey, II and Ms. Mercia. Each of them disclaims beneficial interest in one half of such shares, in which the other has a pecuniary interest.

(12)	Ms. Mercia has shared voting and investment power over 596,533 of the shares listed, including the 422,908 shares held in the Genevieve L. Hovey Trust.
(13)

All 355,696 shares are included in the share total disclosed elsewhere in this table as beneficially owned by Richard C. Sargent, who is a co-trustee of the Trust and of which he and members of his family are beneficiaries.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and ten percent or more shareholders to file with the Securities and Exchange Commission (“SEC”) reports of their ownership and changes in ownership of the Company’s equity securities and to furnish the Company with copies of all such reports. Based solely on its review of copies of Section 16 reports received by it, or on written representations from certain reporting persons that no filings were required for them, the Company believes that during 2009 all Section 16(a) filing requirements applicable to its officers, directors and ten percent or more shareholders were complied with.

PROPOSAL 1: TO ELECT DIRECTORS

The Company’s Amended and Restated Articles of Association and Bylaws provide for a Board of at least three directors, with the exact number to be fixed by the shareholders at each annual meeting. The Board of Directors currently consists of nine individuals and the Board has recommended that the shareholders again fix the number of directors for the ensuing year at nine, or such lesser number as circumstances require should any of the nominees be unable to serve.

After more than eleven years of valued service on the Company’s Board, Director Richard Marron has reached the mandatory retirement age of 72 and, accordingly, he will not be standing for reelection to the Board at the annual meeting. The Board has nominated Stowe businessman Cornelius (Neil) J. Van Dyke to stand for election to the Board, to fill the vacancy created by Director Marron’s retirement. Mr. Van Dyke currently serves as a Director of Union Bank, a position to which he was appointed in November, 2009.

The table below contains certain biographical information about board nominee Van Dyke and each of the eight incumbent directors standing for reelection to the Board. Additional biographical information for each of them and for Director Marron is set forth following the table under the caption “Director Qualifications.”

Name and Age	Served as Director Since (1)	Principal Occupation for Past Five Years

Cynthia D. Borck, 60	1995

Principal, Consulting Services Information,
Morrisville, VT (business consulting), since 2008.
Previously, Vice President, Union Bankshares, Inc. and
Executive Vice President, Union Bank (retired June 30, 2008)
Morrisville, VT

Steven J. Bourgeois, 61	2005

Chief Executive Officer and Principal Owner,
Strategic Initiatives for Business LLC
St. Albans, VT (business consulting), 2002-present.
Previously, Regional President, Banknorth-Vermont,
Burlington, VT and President and Chief Executive Officer,
Franklin-Lamoille Bank, St. Albans, VT

Kenneth D. Gibbons, 63	1989	President and Chief Executive Officer, Union Bankshares, Inc. and Union Bank Morrisville, VT

Franklin G. Hovey, II, 60	1999	President, Hovey Enterprises, Inc. St. Johnsbury, VT (real estate)

Robert P. Rollins, 71	1983	Retired Insurance Agent; Investments and real estate holdings Hyde Park, VT

Richard C. Sargent, 71	1982	Attorney at Law, Richard Sargent Law Office Morrisville, VT

John H. Steel, 60	2002	Owner, President and Treasurer, Steel Construction, Inc. Stowe, VT

Schuyler W. Sweet, 62	2008	Owner and Manager, Stony River Properties, LLC Littleton, NH (equipment leasing and property management)

Cornelius J. Van Dyke, 56	—	President and General Manager, Golden Eagle Resort Stowe, VT

(1)

Does not include prior service with Union Bank and/or Citizens Savings Bank and Trust Company (merged into Union Bank in May, 2003). Each nominee and incumbent director is also a director of Union Bank.

Director Qualifications

Community banking is about being a good member of the communities we serve and providing quality customer service and products, while ensuring that the interests of our stockholders and employees are satisfied and our regulatory requirements are met. The Company’s Board meets at least quarterly, and Union Bank’s Board meets semi-monthly, to strategize, guide and monitor the activities of the Bank to achieve these goals. We rely on our directors for their strategic vision, business acumen and knowledge of local markets and opportunities. All of our directors live or work in the communities we serve and bring a unique set of talents, perspectives and backgrounds to our Board. They have been active members in organizations of their choice and interest over their lifetimes, usually in a leadership position, which has added to their reputations as respected individuals. Each of our incumbent directors has been on the Company’s Board from two to over thirty years and most have served through many economic cycles, technological advancements, regulatory changes and periods of Company growth.

The information below summarizes each incumbent director’s and nominee Van Dyke’s specific experience, qualifications, attributes and skills which led our Board to conclude that the individual should serve on the Company’s Board. We believe that in their professional and personal lives and through their Board service, each has demonstrated sound judgment, leadership capabilities, high ethical standards and a strong commitment for service to the Company.

Cynthia Borck has been a Director since 1995 and was employed for twenty two years by the Company’s subsidiary, Union Bank prior to her retirement in 2008 from her position as Executive Vice President. During her career at the Bank, Cynthia worked in and managed operations, retail lending, secondary market loan sales and branch administration. Cynthia has also been active in the Vermont Bankers Association, serving on various committees of the Association and its executive council and recently completed her term as Association Chair. Following her retirement from the Bank in 2008, she established Consulting Services Information, a business consulting firm which she owns and operates, in addition to working with a CPA firm periodically. Cynthia has also been active in both civic and church organizations. Her in depth understanding of Union and community banking add strength and consistency to the Board. She serves on Union’s Trust and 401K Committees.

Steven Bourgeois began his career in banking in 1969. He served as the President and Chief Executive Officer (“CEO”) of Franklin Lamoille Bank in St. Albans, Vermont from 1991 to 2001 when the Company was acquired. He continued as Regional President of Banknorth until 2002 and an Advisory Board member until 2004. He is the owner and CEO of Strategic Initiatives for Business LLC, a business consulting firm he founded in 2002. Steve has served as an officer/board member of the Vermont Economic Development Authority from 1996 until present, as a member of the Governor’s Council of Economic Advisors since 2002, and has served on many statewide councils at the Governor’s request. Steve has numerous other business, community, civic and banking industry group memberships in Vermont and Franklin County. He joined the Company’s Board in 2005, and serves on the Audit Committee. Steve is the designated “audit committee financial expert” as defined by the regulations of the SEC, and is also the Audit Committee representative on the Company’s Disclosure Control Committee. He is also a member of Union’s St. Albans Advisory Board.

Kenneth Gibbons has been President and CEO of the Company and Union since 1991. He began his banking career in 1965 in Massachusetts and has worked in all areas of banking during the intervening years. Ken moved to Vermont in 1975 and joined Union in 1984 as Vice President of Commercial Lending. Ken has served on many committees of the Vermont Bankers Association and is a past Chair of the Association’s board of directors. He has also been actively involved with the American Bankers

Association and is currently on the board of directors of the Independent Community Bankers of America. Ken has been very active in numerous civic organizations and serves on the board of the Vermont Educational and Health Buildings Finance Agency and on various Copley Hospital committees and boards. Ken joined the Company’s Board in 1989, and serves on Union’s Pension Committee and all three of Union’s local Advisory Boards.

Franklin Hovey has been involved with banking in Caledonia County his entire life as his family was the majority stockholder of Citizens Savings Bank and Trust Company, which the Company acquired in 1999. Franklin has also been active in real estate management through his company, Hovey Enterprises, Inc. Franklin is very knowledgeable about local businesses in Caledonia County and the individuals who operate those businesses. This knowledge and experience assists the Bank in evaluating credit applications before the Board and in providing leads and guidance to the Company’s lending and trust staff. Franklin joined the Board in 1999 and serves on the Company’s Compensation Committee, Union’s Trust Committee and the St. Johnsbury Advisory Board.

Richard Marron has an extensive and varied business background as well as many years of involvement in local and statewide government, first in New York and then in Vermont as State Representative for the Town of Stowe and as a Stowe Selectman, serving as Chair of the Select Board for many years. He is also owner and President of the Town and Country Resort in Stowe. Dick’s extensive research and finance background, his political knowledge and respected position as a small business owner in Stowe have made him a valuable asset to the Company’s Board of Directors since joining the Board in 1998. He serves on the Company’s Audit Committee and is “financially sophisticated” within the meaning of the NASDAQ rules. Dick’s term as a director will end after this year’s annual meeting, as he has reached the Company’s mandatory director retirement age (72).

Robert Rollins has been an active member of the business communities within Lamoille County and the Hardwick area, as the owner for many years of an independent full service insurance agency in Morrisville. Bob holds a Bachelor’s Degree from the University of Vermont, where he studied accounting and finance. Bob’s understanding of local businesses and their operations is an invaluable asset in evaluating credit applications before the Board. His business background in risk management has proven valuable to the Board as risk management and oversight is increasingly viewed as a critical component of the Board’s responsibilities. Bob also has been active in many civic organizations. Since the sale of his insurance agency, Bob’s business interests have revolved around investments and real estate management. He joined the Board in 1983 and serves on the Company’s Audit Committee as Chair and is “financially sophisticated” within the meaning of the NASDAQ rules. Bob is also a member of the Compensation Committee.

Richard Sargent is Chairman of the Boards of Directors of the Company and Union. He was born and raised in Morrisville, Vermont where his father and grandfather both served as President of Union Bank. Dick has practiced law in Morrisville since his graduation from George Washington Law School. He has served as a Director of the Company since its formation in 1982 and has been on the Board of Union since 1977. His knowledge of the law, local businesses and the community gives him a unique perspective which he continues to bring to the Board. Dick’s involvement in many local charitable and civic organizations over the years and his military service, retiring as a Colonel, add to the respect he has garnered as a local businessman. Dick serves as Chair of the Compensation Committee.

John Steel learned the construction business from the ground up and founded Steel Construction in Stowe, Vermont in 1981 and is now one of the premier builders in Stowe. He has a Bachelors Degree in Business Administration from the University of Denver. John has been a leader in many educational and civic organizations in Stowe, including service on the Copley Hospital executive committee, and the Copley Woodlands board where he serves as Chair and Treasurer. His business, trust and investment knowledge brings valuable insight to the Board. John joined the Board in 2002 and serves on Union’s Trust, 401K and Pension Committees.

Schuyler Sweet is the owner and Manager of Stony River Properties, LLC, an equipment leasing and property management company in Littleton, New Hampshire. Schuyler has owned and operated a number of businesses over the years, including busing companies, a travel agency and leasing companies. Schuyler joined the Board in 2008, has been on Union Bank’s Littleton Advisory Board since 2005 and is very active in local civic and business organizations. His considerable experience in managing small businesses, his in-depth familiarity with the Littleton market and his inquisitive nature adds strength to the Company’s Board. Schuyler serves on both Union’s Trust and Pension Committees.

Neil Van Dyke from Stowe, Vermont was appointed to the Board of Union Bank in 2009 and is being nominated for election to the Company’s Board of Directors at this year’s annual meeting. He adds a unique perspective to the Company’s complement of Board members as the part owner of a large resort property in Stowe. Neil holds a Bachelor’s Degree from Dartmouth College and a Master of Science with a concentration in recreation management from SUNY College of Environmental Science and Forestry. Neil joined the staff of the Golden Eagle Resort in 1979 and is currently the President and General Manager. Neil has been actively involved on the board of the local Chamber of Commerce since 1982, currently serving as its Vice President and Treasurer and is the founder of Stowe Mountain Rescue, where he has been a team leader since 1980. He also was elected as a member of the Stowe Select Board in 2010. Neil served as a director of the Franklin Lamoille Bank and on the Vermont advisory board of Banknorth from 1998 until 2006. His extensive education and experience in the travel and tourism business and his prior bank board involvement adds depth to the Union Bank Board.

Directors’ Compensation

Directors’ fees, committee fees and advisory board member fees are determined annually by the Company’s Board of Directors for the Company and Union. The appropriateness of the fees paid is reviewed on a periodic basis by the Compensation Committee or the Company’s Board based on published surveys, consultant recommendations and knowledge of other financial institutions’ director compensation practices. The annual increase in the directors’ fees is normally the same percentage as the overall wage percentage increase for the Bank’s employees. However, both Boards voted not to increase directors’ fees for 2009.

All directors of the Company receive an annual retainer of $7,977 but do not receive any fees for attendance at regular or special meetings of the Board. Directors who serve on the Company’s Compensation Committee are paid an annual retainer of $1,000 while the Chair is paid $1,500. Directors who serve on the Company’s Audit Committee are paid an annual retainer of $1,000, while the Chair is paid $1,500. In addition, all members of the Audit Committee are paid a $50 per meeting fee for regularly scheduled meetings and $200 per meeting for special meetings. The Audit Committee member who sits on the Company’s Disclosure Control Committee, which meets quarterly, also receives an additional annual retainer of $1,500.

Each incumbent director of the Company and nominee Van Dyke also serves as a director of Union Bank. Nonemployee directors of Union Bank receive an annual retainer of $6,154 and a per meeting fee of $610. Nonemployee directors of the Bank who serve on the Bank’s Trust Committee receive an annual retainer of $1,000, other than the Committee Chair, who receives an annual retainer of $1,500.

During 2009, Mr. Gibbons, who is a full-time employee of the Bank, served as a Director of both the Company and Union Bank, and received the annual retainer fee for serving on the Company’s Board. Mr. Gibbons was not separately compensated for his service as a Director of Union Bank or as a member of the Advisory Boards. All Company director fees paid to Mr. Gibbons are disclosed in the Summary Compensation Table and footnotes contained elsewhere in this proxy statement under the caption “EXECUTIVE COMPENSATION—2009 Summary Compensation Table.”

Directors may also serve on one of the Bank’s three regional advisory boards, for St. Johnsbury or St. Albans, Vermont or Littleton, New Hampshire. Nonemployee directors who serve on any of these advisory boards receive a per meeting fee of $250.

Company directors are eligible to participate in the Executive Nonqualified Excess Plan. The plan is a defined contribution plan designed to provide a means by which participants may elect to defer receipt of current compensation from the Company or its subsidiary in order to provide retirement or other benefits as selected in the individual adoption agreements. Additional information about the plan is contained elsewhere in this proxy statement under the caption “EXECUTIVE COMPENSATION—Deferred Compensation Plans.”

The Company also maintains the 2008 Amended and Restated Nonqualified Deferred Compensation Plan, which was closed to new participants in 1998 and closed to new deferrals in 2004. Two nonemployee directors are currently receiving annual payouts under the plan, and are entitled to future annual payments. In addition, one employee director is a participant in the plan and is entitled to future annual payments. The Company and the Bank have jointly purchased insurance on the lives of the participants for the purpose of recouping in the future the benefit payments made under the plan. Additional information about the plan is contained elsewhere in the proxy statement under the caption “EXECUTIVE COMPENSATION—Deferred Compensation Plans.”

Except as described above, the Company’s nonemployee directors were not eligible to receive any other form of compensation during 2009.

The following table lists the annual compensation paid to or earned by the Company’s nonemployee directors during 2009:

2009 Director Compensation Table

Name	Fees Earned or Paid in Cash ($) (1)(2)	All Other Compensation ($)(3)	Total ($)

Cynthia D. Borck	$30,021	$ 0	$ 30,012
Steven J. Bourgeois	31,721	3,000	34,721
Franklin G. Hovey, II	30,771	3,000	33,771
Richard C. Marron	30,221	0	30,221
Robert P. Rollins	31,521	0	31,521
Richard C. Sargent	30,271	0	30,271
John H. Steel	29,771	0	29,771
Schuyler W. Sweet	29,771	2,750	32,521

(footnotes on following page)

(1)	Includes fees paid for service on the Boards of Directors and committees of both the Company and Union Bank, including fees deferred under the Company’s Executive Nonqualified Excess Plan.
(2)

Does not include annual benefit payments paid to two nonemployee directors under the Company’s 2008 Amended and Restated Nonqualified Deferred Compensation Plan, attributable to compensation deferrals in prior years.

(3)	Regional Advisory Board fees.

Attendance at Directors’ Meetings

During 2009, the Company’s Board of Directors held 12 regular meetings and no special meetings. All incumbent directors attended at least 92% of the aggregate of all such meetings and meetings of Board committees of which they were members. In addition to serving on the Company’s Board, all of the Company’s incumbent directors and nominee Van Dyke also serve on Union Bank’s Board, which meets twice monthly.

Director Independence

The Board of Directors has determined that each of the directors, except Mr. Gibbons and Ms. Borck, are independent within the meaning of The NASDAQ Stock Market LLC (NASDAQ) rules for listed companies, due to their status as current or former employees of the Company. Under these rules, a director is generally not considered to be independent if he or she has a material relationship with the listed company that would interfere with the exercise of independent judgment. An employment relationship with the Company or the Bank within the past three years is deemed to constitute such a material relationship.

Board Committees and Corporate Governance

As further described below, the Company’s Board of Directors has two standing committees, the Audit Committee and the Compensation Committee. The Company does not have a standing nominating committee; rather, all independent directors on the Board serve the function of such a committee.

Audit Committee. The Audit Committee comprises Directors Robert Rollins (Chair), Steven Bourgeois and Richard Marron. NASDAQ rules for listed companies and applicable securities laws require that the Company have an Audit Committee consisting of at least three directors, each of whom is independent. NASDAQ rules also require that all members of a listed company’s audit committee be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash ﬂow statement, and require that at least one member of the committee qualify as “financially sophisticated,” based on past employment experience in finance or accounting, professional accounting certification or other comparable experience or background. Similarly, SEC rules require that at least one member of a listed company’s audit committee qualify as a “financial expert.” The Board of Directors, in its discretion, and based on all of the information available to it, has determined that each of the members of the Audit Committee is independent under applicable legal standards and that Mr. Bourgeois, a former community bank President and CEO, is “financially sophisticated” within the meaning of the NASDAQ rules and is an “audit committee financial expert” within the meaning of applicable SEC rules.

The Audit Committee is responsible for selecting the independent auditors and determining the terms of their engagement, for reviewing the reports of the Company’s internal and external auditors, for monitoring the Company’s adherence to accounting principles generally accepted in the United States of America and for overseeing the quality and integrity of the accounting, auditing and financial reporting practices of the Company and its system of internal controls. In addition, the Audit Committee has established procedures for the confidential reporting of complaints (including procedures for anonymous complaints by employees) on matters of accounting, auditing or internal controls. A copy of the Audit Committee’s charter, as revised in 2010, is attached to this proxy statement as Appendix A.

During 2009, the Company’s Audit Committee met six times. A report of the Audit Committee on its 2009 activities is included elsewhere in this proxy statement under the caption “AUDIT COMMITTEE REPORT.”

Compensation Committee. The Compensation Committee comprises Directors Richard Sargent (Chair), Franklin Hovey, II and Robert Rollins. The Board has determined that each of such directors is independent under applicable NASDAQ rules for listed companies. The Compensation Committee evaluates, reviews and makes decisions or recommendations on executive salary levels, bonuses, stock option awards and benefit plans. The Compensation Committee adopted a written charter in 2008, a copy of which was attached as Appendix B to the Company’s proxy statement for the 2009 annual meeting of shareholders and which is available on the SEC’s website at www.sec.gov.

During 2009, the Compensation Committee met five times. A report of the Compensation Committee on its 2009 activities is set forth elsewhere in this proxy statement under the caption “COMPENSATION COMMITTEE REPORT.”

Board Nominating Functions. In lieu of a separate committee, the functions of a nominating committee are performed by all of the Company’s independent directors (all directors other than Mr. Gibbons and Ms. Borck, who are, respectively, current and former executive officers of the Company and Union Bank). The Board has elected not to establish a separate nominating committee at this time in order to obtain the widest possible input on the nominations process from all of the independent, nonmanagement directors.

The independent directors have adopted a resolution addressing the process for director nominations, including recommendations by shareholders and minimum qualifications for director nominees. In accordance with these criteria, directors and director candidates should possess the following attributes:

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Strong personal integrity;

•

Previous leadership experience in business or administrative activities;

•

Ability and willingness to contribute to board activities, committees, and meetings;

•

Willingness to apply sound and independent business judgment;

•

Loyalty to the Company and concern for its success;

•

Awareness of a director’s role in the Company’s corporate citizenship and image;

•

Willingness to assume broad, fiduciary responsibility;

•

Familiarity with the Company’s service area; and

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Qualification as an independent director under applicable NASDAQ rules for listed companies.

Although the Board does not have a formal policy with regard to the consideration of diversity in identifying director nominees, the director nomination process is designed to ensure that the Board consists of members with diverse backgrounds and viewpoints, including diversity of skills and experience, with a focus on appropriate financial and other expertise relevant to the Company’s business, as well as geographic location throughout our market areas and community service. The goal of this process is to assemble a group of directors with deep, varied experience, sound judgment, personal integrity and commitment to the Company’s success. For a discussion of the individual experience and qualifications of our directors, please refer to the section above under caption “Director Qualifications.”

In reviewing the composition of the Board and potential Board nominees, the directors are also mindful of the requirement that at least a majority of the directors must be independent under NASDAQ criteria for listed companies, and of the requirement under SEC rules and NASDAQ listed company criteria that at least one member of the Audit Committee must have the qualifications and skills necessary to be considered an “audit committee financial expert.”

The process followed by the nonemployee directors to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and, if warranted following preliminary evaluation, interviews of selected candidates.

All nominees for election at the annual meeting, except Cornelius J. Van Dyke, are incumbent directors of the Company. Mr. Van Dyke has been personally known by members of the Board and management for several years. As the part owner and General Manager of the Golden Eagle Resort in Stowe, his familiarity with our Stowe market area and the tourism sector of the local economy was deemed to be especially important by the nonemployee directors, in view of the upcoming retirement from the Board of Stowe businessman Richard Marron. After consideration of Mr. Van Dyke’s qualifications, the independent directors concluded that he met the criteria outlined above, and recommended that he be nominated for election to the Company’s Board of Directors at the annual meeting. Mr. Van Dyke was appointed to Union Bank’s Board in November, 2009.

Board Leadership Structure and Role in Risk Oversight

The Company currently has an independent Chairman of the Board separate from the CEO. Our commitment to independent oversight is demonstrated by the fact that, except for two directors, the CEO and a former Vice President (now retired), all of our directors are independent. The Board believes that its structure, with a nonmanagement Chairman providing independent leadership, helps to ensure that the Board discharges its independent oversight function by enabling nonmanagement directors to raise issues and concerns for Board consideration without immediately involving management. The Chairman presides at meetings of the Board, including executive sessions without employee directors present, and also serves as a liaison between the Board and senior management. Separation of the positions of Chairman and CEO permits the CEO to better focus on his management responsibilities and on expanding and strengthening our franchise. While the CEO’s role is respected as to the day-to-day management and operations of the Company and the Bank, the Chairman’s independence provides meaningful and appropriate oversight in fulfilling the fiduciary responsibilities of the Board and representing the interests of the Company’s stockholders.

Risk is inherent in every business, particularly financial institutions. We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputational risk. As a one-bank holding company much of our risk management process takes place at the Bank level, where all of the Company’s directors and nominee Van Dyke also serve on the Bank’s Board. Union Bank’s enterprise-wide risk management processes are designed to bring to the Board’s attention material risks and to facilitate the Board’s understanding and evaluation of those risks, as well as its decision-making process in overseeing how management addresses them.

The Board performs its risk oversight function in several ways. The Board establishes standards for risk management by approving policies and procedures that address and mitigate the Company’s most material risks. These include policies addressing credit and investment risk, interest rate risk, liquidity risk and risks relating to Bank Secrecy Act/Anti-Money Laundering compliance. The Board also monitors, reviews and reacts to our risks through various reports presented by management, internal and external auditors and bank regulatory examiners.

In addition, Board committees, both at the Bank and Company Board level, provide risk oversight in discrete areas. In particular, at the holding company level the Audit Committee plays a central role in risk oversight in connection with the Company’s accounting, auditing and financial reporting practices and its system of internal controls. A description of the Audit Committee’s 2009 activities is contained elsewhere in this proxy statement under the caption “AUDIT COMMITTEE REPORT.”

Codes of Ethics

The Board expects all of its directors, officers and employees to maintain the highest standards of professionalism and business ethics. All directors, officers and employees are required to adhere to the Company’s Code of Ethics, which is contained in the Union Bank Employee Handbook. That Code of Ethics is filed with the SEC as exhibit 14.2 to the Company’s 2009 Annual Report on Form 10-K. In addition, President and CEO Kenneth Gibbons and Vice President, Treasurer and CFO Marsha Mongeon are subject to a separate Code of Ethics for Senior Financial Officers and the Chief Executive Officer. That Code of Ethics is filed with the SEC as exhibit 14.1 to the Company’s 2009 Annual Report on Form 10-K. The Company’s Annual Reports on Form 10-K and other periodic reports for the current and previous years are available on the SEC’s website at www.sec.gov.

Shareholder Recommendations for Board Nominations

Shareholders of record wishing to recommend individuals to the independent directors for consideration as possible director nominees should submit the following information, in writing, at least ninety days before the annual meeting of shareholders:

•

the name, address and share ownership of the shareholder making the recommendation;

•

the proposed nominee’s name, address, biographical information and number of shares beneficially owned (if available); and

•

any other information that the recommending shareholder believes may be pertinent to assist in evaluating the nominee.

The information should be delivered in person to the Assistant Corporate Secretary, JoAnn Tallman, at the main office of Union Bank, 20 Lower Main Street, Morrisville, Vermont, or mailed to: Chairman, Union Bankshares, Inc., P.O. Box 1346, Morrisville, VT 05661. The independent directors will use the same criteria to evaluate an individual recommended by a shareholder as they do other potential nominees. The recommending shareholder will be notified of the action taken on his or her recommendation.

Any beneficial owner of shares who is not a shareholder of record who wishes to recommend a person for consideration as a board nominee must make appropriate arrangements with such owner’s nominee (record) holder to submit the recommendation through such nominee.

During the course of evaluating a potential nominee, the independent directors may contact him or her for additional background and other information as they deem advisable, and may choose to interview the potential nominee in an effort to determine his or her qualifications under the specified criteria, as well as their understanding of director responsibilities. The independent directors will then determine if they will recommend the nominee to the shareholders. No person will be nominated unless he or she consents in writing to the nomination and to being named in the Company’s proxy statement and agrees to serve, if elected.

Attendance at Annual Meeting of Shareholders

The Board of Directors has adopted a policy stating that incumbent directors and nominees are expected to attend the annual meeting of shareholders, absent exigent circumstances, such as illness, family emergencies and unavoidable business travel. Last year, all nine incumbent directors attended the annual meeting.

Communicating with the Board

Shareholders who wish to do so may communicate in writing with the Board of Directors, its committees, or individual directors regarding matters relating to the Company’s business operations, financial condition or corporate governance. Any such communication should be addressed to the Board of Directors, or Board committee or individual director, as applicable, c/o Union Bankshares, Inc., P.O. Box 1346, Morrisville, VT 05661. The correspondence will be forwarded to the addressee for review and response, as appropriate in the circumstances.

Transactions with Management and Directors

Some of the incumbent directors and executive officers of the Company, and some of the corporations and firms with which these individuals are associated, are customers of Union Bank in the ordinary course of business, or have loans outstanding from the Bank, and it is anticipated that they will continue to do business with Union Bank in the future. All loans to such persons or entities were made in the ordinary course of business, do not involve more than normal risk of collectibility or present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions by Union Bank with unaffiliated persons, although directors and executive officers were generally allowed the lowest interest rate given to others on comparable loans.

Compensation Committee Interlocks and Insider Participation

The Company is not aware of the existence of any interlocking relationships between the senior management of the Company and that of any other company.

Vote Required to Approve Proposal 1

Election of directors is by a plurality of the votes cast.

Unless authority is withheld, proxies solicited hereby will be voted to fix the number of directors at nine and in favor of each of the nine nominees listed above to serve a one year term expiring at the 2011 annual meeting of shareholders, or until their successors are elected and qualify. If for any reason not now known by the Company any of such nominees should not be able to serve, proxies will be voted for a substitute nominee or nominees designated by the Board of Directors, or will be voted to fix the number of directors at fewer than nine and for fewer than nine nominees, as the Board may deem advisable in its discretion.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board of Directors (“Board”), the Audit Committee of Union Bankshares, Inc. (the “Company”) assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.

The Audit Committee is comprised of Mr. Rollins (Chair), Mr. Marron and Mr. Bourgeois, each of whom served as a member of the Committee during the entire calendar year of 2009. The Board has determined that each member of the Committee satisfies the independence requirements of the NASDAQ listing standards, that each member of the Committee is financially literate, knowledgeable and qualified to review financial statements, and that Mr. Bourgeois has the attributes of an “audit committee financial expert” as defined by the regulations of the SEC.

 In 2009, the Audit Committee appointed Berry, Dunn, McNeil & Parker (BDMP), an independent registered public accounting firm, to perform the audit of our consolidated financial statements for the year ended December 31, 2009. The appointment was ratified by the Board.

The Audit Committee has reviewed and discussed both with management and with BDMP, the Company’s audited consolidated financial statements as of and for the year ended December 31, 2009. The Audit Committee has also discussed with management its assertion on the design and effectiveness of the Company’s internal control over financial reporting as of December 31, 2009. Management has the responsibility for the preparation of the Company’s consolidated financial statements and for assessing the effectiveness of internal control over financial reporting; the independent auditor has the responsibility for the audit of the consolidated financial statements. The independent auditor reports directly to the Audit Committee, which meets with the auditor on a regular basis, in separate executive sessions when appropriate. In 2009, the Audit Committee met six times.

The Audit Committee has reviewed and discussed the Company’s December 31, 2009 audited consolidated financial statements with management and with the Company’s independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be communicated to the Audit Committee in accordance with professional standards. The Audit Committee has received the written disclosures from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors communications with the Audit Committee concerning independence, and has discussed with the independent auditors their independence. The Committee has determined that the services performed by BDMP are compatible with maintaining that firm’s independence in connection with serving as the Company’s independent auditors. A description of the fees billed to the Company for the services of the independent auditors for 2009 reporting is included in the proxy statement under the caption “RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS–Audit Fees.”

Relying on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission.

Submitted by the Union Bankshares, Inc. Audit Committee

Robert P. Rollins (Chair)

Steven J. Bourgeois

Richard C. Marron

COMPENSATION COMMITTEE REPORT

The Compensation Committee (the “Committee”) of the Board of Directors of Union Bankshares, Inc. (the “Company”) is made up of three nonemployee directors, Franklin Hovey, II, Robert Rollins, and Richard Sargent (Chair). Each of the members of the Committee was determined by the Board to be independent within the meaning of applicable listing standards of the NASDAQ stock exchange.

During 2009, the Company did not have any salaried employees at the holding company level, but the Company’s three executive officers received compensation in their capacity as employees of the Company’s subsidiary, Union Bank (“Union”). The Committee’s recommendations on compensation of the executive officers were, therefore, implemented by the Board of Directors of Union, rather than the Company. However, during 2009, the same individuals served as directors of the Company and Union with the exception of Cornelius J. (Neil) Van Dyke, who served on only the Union Board after his election on November 4, 2009.

Kenneth D. Gibbons served as President and CEO of the Company and Union and as a Director of the Company and Union throughout 2009. Marsha A. Mongeon served as Vice President, Treasurer and Chief Financial Officer of the Company and as Senior Vice President and Treasurer of Union throughout 2009. David S. Silverman served as Vice President of the Company and as Senior Vice President and Senior Loan Officer of Union throughout 2009.

Salary and performance reviews for executive officers are normally done on an annual basis in January of each year. The Committee and Union’s Board attempt to structure compensation packages for executive officers that will assist in attracting and retaining competent senior management and will provide appropriate rewards for both personal and Bank performance. Discretionary short-term incentive programs and stock-based, long-term compensation are also utilized as a means to increase senior management’s focus on future growth in corporate earnings and shareholder value. The Committee and Union’s Board do not believe that the compensation policies and practices of Union incur risk that would be reasonably likely to have a material adverse effect on the Company.

Union utilizes data available from the FDIC, Bank Analysis Center, the accounting firm of Berry, Dunn, McNeil & Parker and other vendors to assess and compare compensation practices. The Committee and Union’s Board also considered salary surveys prepared by other companies which specialize in compiling compensation and benefit packages for banks. Based on prior practices and recommendations, the Company continues to offer a plan which will allow for the granting of incentive stock options to the three executive officers and to certain senior officers of Union.

In 2008, the Committee and Union’s Board engaged Amalfi Consulting, LLC (“Amalfi”) to review officer compensation at Union and to recommend potential improvements regarding existing practices in order to determine appropriate officer salary and benefit compensation levels. Amalfi did not provide any other consulting services to the Company or Union in 2008 or in 2009. The 2008 compensation review consisted of a comparison of the compensation levels and program design features of Union with a selected peer group. Recommendations were made regarding specific compensation levels for those in the study group and those with similar positions.

Most of the officers fell within the recommended compensation level. There were a few (including Ms. Mongeon and Mr. Silverman) who were under the recommended compensation level, and adjustments to salaries were made effective in 2009. The Amalfi review also made recommendations regarding long-term compensation practices, including alternative stock option program designs. These recommendations have not yet been acted upon. The Committee and Union’s Board will continue to engage compensation consultants from time to time in order to review and make compensation program recommendations.

Federal regulatory agencies and Congress are currently examining the relationship between executive compensation and excessive risk taking by businesses, including financial service providers. An Advance Notice of Proposed Rulemaking has been issued by the FDIC in an effort to solicit comments from financial institutions regarding the creation of a linkage between deposit insurance assessments and executive compensation. No final determination has been made by any of these entities regarding the potential impact these efforts may have on executive compensation plan design. Based on what has been proposed to date, the Company believes that there would be no impact on the Company’s current executive compensation design or practices.

In January 2009, President and CEO Gibbons met with the Board of Directors of Union for his annual review and the Compensation Committee presented its compensation recommendation to the full Union Board. At that time Mr. Gibbons’ salary was increased from an annual rate of $230,539 to $240,000, representing an increase of 4.1%. In determining Mr. Gibbons’ 2009 salary level, the Board of Directors of Union and the Committee considered the Company’s and Union’s financial performance for 2008. Return on average equity of 12.33%, return on average assets of 1.26% and an efficiency ratio of 67.43% for the Company were attained. The ratios, while not quite as strong as the preceding year, were considered favorable within the context of the state of the economy and peer bank performance. In setting Mr. Gibbons’ overall compensation, the Committee and Union’s Board also considered the fees he received for serving as Director of the Company ($7,977 in 2008) as well as the use of a bank owned vehicle.

Consistent with the approach taken in compensating Mr. Gibbons, it has been the policy of the Compensation Committee to establish salary and benefit levels for the two other executive officers, in a manner designed to reflect the individual’s performance and contributions to the overall profitability of the Company. For 2009, Ms. Mongeon received a salary increase from $122,700 to $133,000, an 8.4% increase and Mr. Silverman received a salary increase from $116,500 to $130,600, a 12.1% increase. The overall compensation for Mr. Silverman took into consideration the use of a bank owned vehicle.

In light of the economic downturn in 2009, no discretionary cash bonuses were awarded to executive officers of Union. Additionally, no bank wide discretionary bonus was awarded to Union employees in 2009.

The Committee believes that stock-based compensation is an appropriate element of the overall compensation package of its executive officers in that it helps to further align their financial interests with those of the stockholders. During 2009, the Committee awarded Mr. Gibbons and the two other executive officers incentive stock options under the Company’s 2008 Incentive Stock Option Plan. The per share exercise price of these options was $19.19, which was the per share fair market value of the Company’s common stock on the date of the award (January 7, 2009). Mr. Gibbons was awarded an option to purchase 2,000 shares (50% of the total number of shares awarded), Ms. Mongeon was awarded an option to purchase 1,000 shares and Mr. Silverman was awarded an option to purchase 1,000 shares. Under the Plan, eligible employees are selected by the Committee from time to time to receive stock options, as provided in the Plan. There were no stock option awards to any employees in 2008.

The Company maintains two nonqualified deferred compensation plans, one of which is closed to new participants and the other (the 2006 “Excess” Plan) is open to participation by certain key employees, including the three executive officers. These plans were adopted because of regulatory limitations relating to both the Company’s tax qualified Defined Benefit Pension and Employee Savings [401(k)] Plans on the amount of deferrals or benefits our executives can make to or receive from those bank wide plans. The two nonqualified deferred compensation plans were designed to permit our executives to supplement their retirement savings in order to help them maintain the standard of living in retirement that they have built up throughout their working career.

Each of the Company’s three executive officers participated in one or both of the plans during 2009. Above market or preferential earnings on compensation that has been deferred on a non-qualified tax basis is disclosed in the Summary Compensation Table. Both nonqualified deferred compensation plans have been brought into compliance with Section 409A of the Internal Revenue Code. Refer to “EXECUTIVE COMPENSATION–Deferred Compensation Plans” section of this proxy statement for further details.

The Compensation Committee continues to operate under a Compensation Committee Charter which was approved at the Company’s Board of Directors meeting on May 21, 2008. This charter outlines the purpose, composition, duties and responsibilities of the Committee.

Submitted by the Union Bankshares, Inc. Compensation Committee

Richard C. Sargent (Chair)

Franklin G. Hovey, II

Robert P. Rollins

EXECUTIVE OFFICERS

The following table sets forth certain information regarding all individuals who served as executive officers of the Company during 2009:

Name and Age	Position(s) with the Company and Subsidiary and Occupation for the Past Five Years

Kenneth D. Gibbons, 63	President, Chief Executive Officer and Director of the Company and Union Bank Morrisville, VT

Marsha A. Mongeon, 54	Vice President, Treasurer and Chief Financial Officer of the Company and Senior Vice President and Treasurer of Union Bank Morrisville, VT

David S. Silverman, 49	Vice President of the Company and Senior Vice President and Senior Loan Officer of Union Bank Morrisville, VT

EXECUTIVE COMPENSATION

The following table sets forth for 2009 and 2008 the total remuneration for services in all capacities paid to, earned by, or awarded to the Company’s President and CEO, and its two other most highly compensated executive officers who were employed by the Company as of December 31, 2009:

2009 Summary Compensation Table

Name and Principal Position	Year	Salary(1)	Bonus	Options Awards ($) (2)	Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation (4)	Total ($)

Kenneth D. Gibbons (4)	2009	$240,300	$ 0	$5,820	$ 1,765	$15,178	$263,063
President, Chief Executive	2008	230,539	24,375	0	24,631	14,877	294,422
Officer and Director of the
Company and Union Bank

Marsha A. Mongeon	2009	$133,350	$ 0	$2,910	$15,470	$ 3,993	$155,723
Vice President, Treasurer and	2008	122,700	6,659	0	82,422	3,791	215,572
Chief Financial Officer of the
Company and Senior Vice
President and Treasurer of
Union Bank

David S. Silverman	2009	$130,850	$ 0	$2,910	$ 0	$ 3,918	$137,678
Vice President of the Company	2008	116,500	6,474	0	0	3,599	126,573
and Senior Vice President and
Senior Loan Officer of
Union Bank

(1)	Includes voluntary salary deferrals by certain of the named executive officers under the Company’s Executive Nonqualified Excess Plan.
(2)

Represents the estimated weighted average grant date fair value of the 2009 incentive option awards of $2.91 per share, calculated using the Black-Scholes model and assumptions in accordance with Financial Accounting Standards Board Codification Topic 718 (formerly SFAS 123R). Stock options were granted on January 7, 2009 as follows: Mr. Gibbons, 2,000 shares; Ms. Mongeon, 1,000 shares; and Mr. Silverman, 1,000 shares. The exercise or base price for each such option grant was $19.19 per share, which represents the closing price of the Company’s common stock on the date of grant as reported on the NASDAQ Stock Exchange. All options granted in 2009 became exercisable on January 7, 2010. No options were awarded during 2008.

(3)

Partial vesting under the 2008 Amended and Restated Nonqualified Deferred Compensation Plan resulting from voluntary compensation deferrals in prior years and above market earnings on deferred compensation under that plan.

(4)

Includes Company match on 401(k) plan salary deferrals. For Mr. Gibbons, also includes Company director’s fees of $7,977 for each of 2009 and 2008, all of which were deferred into the Company’s Executive Nonqualified Excess Plan.

Stock-Based Compensation

The Company’s only stock-based compensation plan is the 2008 Incentive Stock Option Plan (the “Plan” or the “2008 Plan”), which was adopted following expiration of an earlier incentive stock option plan containing similar terms (the “1998 Plan”). The purpose of the 2008 Plan, like the 1998 Plan, is to link senior management compensation more closely to corporate performance and increases in shareholder value, and to assist the Company in attracting, retaining and motivating executive management. Eligible employees consist of only those senior officers and other key employees of the Company or the Bank who are in a position to contribute significantly to profitability and who are recommended by the Compensation Committee. The Compensation Committee administers the Plan.

Awards under the Plan consist of options to purchase shares of the Company’s common stock at a fixed price, at least equal to 100% of the fair market value of the shares on the day the option is granted. The options may be exercised for a period of time established by the Board at the time of the grant, but no longer than ten years from the date of option grant. The optionee may pay for the option shares with either cash or other shares of the Company’s common stock (valued at their fair market value), including shares withheld upon exercise of the option.

The options granted are subject to a one year vesting period before they become exercisable. All outstanding grants under the 2008 Plan, as well as outstanding grants under the 1998 Plan, expire five years after the date of grant or four years after they became exercisable. All outstanding grants are subject to early termination following the optionee’s termination of employment during the option period, and to early vesting if the individual retires, dies or is disabled.

Options granted under the 2008 Plan must contain various provisions and limitations intended to qualify them as incentive stock options under federal income tax laws. Generally, the optionee will not recognize gain at the time the option is granted or exercised, but only upon later sale of the shares received upon exercise. The total number of shares of the Company’s common stock that could be awarded under the plan is 50,000, subject to standard antidilution adjustments in the case of stock dividends, stock splits, recapitalization and similar changes in the Company’s capitalization.

There were 4,000 options granted in 2009, all to the three executive officers named in the 2009 Summary Compensation Table. No options were granted during 2008 under the 2008 Plan nor under the 1998 Plan prior to its expiration.

In assessing the grant date values for option grants in 2009, as shown in the 2009 Summary Compensation Table above, readers should keep in mind that no matter what theoretical value is placed on a stock option on the date of grant, its ultimate value will be dependent on the market value of the Company’s stock at a future date and that value will in large part depend, in turn, on the efforts of the Company’s management team.

During both 2009 and 2008, no options were exercised. Option awards were forfeited or expired with respect to 2,500 shares in 2009 and 6,000 shares in 2008.

The following table sets forth certain information regarding outstanding incentive stock options held at December 31, 2009 by the three executive officers named in the 2009 Summary Compensation Table:

Outstanding Equity Awards at December 31, 2009 (1)

		Option Awards
Name		Number of Securities Underlying Unexercised Options – Exercisable (#)	Number of Securities Underlying Unexercised Options – Unexercisable (#)	Option Exercise Price ($) (2)	Option Expiration Date

Kenneth D. Gibbons		2,000	0	$23.30	12/22/2010
		2,000	0	22.50	12/19/2011
		2,000	0	20.42	12/18/2012
		0	2,000	19.19	1/6/2014
	Total	6,000	2,000

Marsha A. Mongeon		250	0	$23.30	12/22/2010
		250	0	22.50	12/19/2011
		250	0	20.42	12/18/2012
		0	1,000	19.19	1/6/2014
	Total	750	1,000

David S. Silverman		250	0	$23.30	12/22/2010
		250	0	22.50	12/19/2011
		250	0	20.42	12/18/2012
		0	1,000	19.19	1/6/2014
	Total	750	1,000

(1)	All options were granted under the 2008 Plan, or the predecessor 1998 Plan. The options shown in the table represent all of the options outstanding under those plans as of December 31, 2009.
(2)

Represents the closing price of the Company’s common stock on the date of grant, as reported on the applicable stock exchange on which the Company’s common stock was then listed (currently NASDAQ; prior to September, 2008, the American Stock Exchange.)

Deferred Compensation Plans

Union Bankshares, Inc. and Union Bank sponsor two nonqualified deferred compensation plans for Directors and certain key officers. Promised benefits under the plans are general unsecured obligations of the Company and/or the Bank. No assets of the Company or the Bank have been segregated to meet the payment obligations under the plans. However, the Company and the Bank have jointly purchased life insurance and mutual funds to fund substantially all of the benefit payments under the plans. As of December 31, 2009, all executive officers named in the 2009 Summary Compensation Table were participants in at least one of the plans.

The Company’s Executive Nonqualified Excess Plan is a defined contribution plan, which provides a means for participants to elect to defer receipt of current compensation from the Company or the

Bank in order to provide retirement or other benefits as selected in the individual adoption agreements. Participants may select among designated reference investments consisting of investment funds, with the performance of the participant’s account mirroring the selected reference investment. Distributions are made only upon a qualifying distribution event, which may include a separation from service, death, disability or unforeseeable emergency or (in the case of distributions from an in-service withdrawal account or education funding account) upon a date specified in the participant’s deferral election form.

The Company also maintains the 2008 Amended and Restated Nonqualified Deferred Compensation Plan, a defined benefit plan, which was frozen in 1998 to new participants and in 2004 to additional deferrals. The plan was amended and restated in 2008 in order to comply with the provisions of Section 409A of the Internal Revenue Code, added by the American Jobs Creation Act of 2004. Two nonemployee Directors and two executive officers are participants in the plan and are entitled to future annual payments with respect to compensation deferred by them in prior years.

Defined Benefit Pension Plan

The Union Bank Defined Benefit Pension Plan covers all eligible employees of the Bank. Employees are eligible who are not classified as “summer” or “temporary” and who have completed more than 1,000 hours of service in a consecutive twelve month period. The plan is noncontributory, nondiscriminatory and nonconvertible. An employee generally becomes 100% vested in the plan after 7 years. The plan is designed to provide retirement benefits to all eligible employees and in certain instances would also provide a disability benefit. Benefits begin on retirement after age 65, although early retirement may be taken after age 55, with an actuarially reduced benefit. Mr. Gibbons is eligible for early retirement and his monthly life annuity payments if he had retired on December 31, 2009 would have been $8,089. Benefit calculations disregard any years of service over 20 (which all three executive officers have exceeded) and are subject to the limitations under the Internal Revenue Code on the amount of compensation that may be considered in such calculations ($245,000 for 2009) and on the amount of the annual benefit payable under the plan ($195,000 for 2009). Covered compensation for purposes of the benefit calculations includes salary and cash bonuses, but not other forms of compensation. Employees choose the form of annuity payout at the point of retirement or disability and do not have the option of a lump sum payout. As of December 31, 2009, credited years of service under the plan for the purpose of benefit calculations for the three executive officers named in the 2009 Summary Compensation Table were as follows: Mr. Gibbons, 20 years (25 years of actual service); Ms. Mongeon, 20 years; and Mr. Silverman, 20 years (23 years of actual service).

Defined Contribution Retirement Savings Plan

Union Bank maintains a contributory, tax qualified Employee Savings (401(k)) and Profit Sharing Plan covering all employees who meet certain eligibility requirements. Participants may elect to contribute up to the IRS maximum dollar amount limitations of their eligible compensation to their 401(k) plan account on a tax deferred basis. The plan provides for matching contributions by Union Bank, in the sole discretion of the Bank’s Board of Directors. During 2009, Union Bank made a discretionary 401(k) matching contribution of fifty cents for every dollar of compensation deferred by the participant, up to 6% of each participant’s eligible compensation. Discretionary matching contributions made for the account of the three executive officers named in the 2009 Summary Compensation Table are included in the table under “All Other Compensation.” Although the plan also contains a discretionary profit sharing component, to date Union Bank has not elected to make a profit sharing contribution under the plan.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The independent registered public accounting firm of Berry, Dunn, McNeil & Parker, (“BDMP”) was engaged to serve as the Company’s independent accountants to audit the Company’s consolidated financial statements for the year ended December 31, 2009 upon recommendation of the Audit Committee, replacing the Company’s prior independent accountants, UHY LLP (“UHY”), who were dismissed during the first quarter of 2009.

BDMP has advised the Audit Committee that they are independent accountants with respect to the Company within the meaning of standards established by the American Institute of Certified Public Accountants, the Public Company Accounting Oversight Board (PCAOB), the Independence Standards Board and federal securities laws administered by the SEC. Representatives of BDMP are expected to be present at the annual meeting. They will have the opportunity to make a statement if they so desire, and they are expected to be available to respond to appropriate questions.

The Audit Committee has appointed BDMP to serve as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2010, and to perform such other appropriate accounting services as may be required. Although ratification by the stockholders is not required by law, consistent with evolving corporate practices the Board has determined that it is desirable to request stockholder approval of the appointment. The Audit Committee has not determined what action it will take if the stockholders do not ratify the appointment of BDMP. In such event, the Committee could decide to continue to retain the services of BDMP for 2010 and consider a change in auditors for 2011. Moreover, even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and its stockholders.

Certain Information Regarding Prior Independent Accountants. The Company’s prior independent registered accounting firm, UHY, leases all its personnel, who work under the control of UHY Partners, from wholly-owned subsidiaries of UHY Advisors, Inc. (“Advisors”) in an alternative practice structure.

The report of UHY on the financial statements of the Company for the year ended December 31, 2008 did not contain either an adverse opinion or a disclaimer of opinion, nor was the report qualified or modified as to uncertainty, audit scope or accounting principles. During the two fiscal years or the subsequent interim period prior to UHY’s dismissal, (i) the Company had no disagreements with UHY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of UHY would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the financial statements for such year; and (ii) there were no reportable events within the meaning of Item 304 (a)(1)(v) of SEC Regulation S-K.

Audit Fees

Aggregate fees billed for professional services rendered to the Company by BDMP and UHY and/or Advisors for the years ended December 31, 2009 and 2008, are detailed in the schedule below:

	BDMP		UHY
Services Provided	2009	2008	2009	2008

Audit	$110,146	$ 0	$5,860	$101,258
Audit Related	12,413	0	1,575	10,180
Tax	11,076	0	0	9,290
All Other	1,712	64,520	1,280	1,651
Total	$135,347	$64,520	$8,715	$122,379

Audit fees in both years for the respective firms were for the audits of the annual consolidated financial statements of the Company included in the Company’s annual report on Form 10-K and review of quarterly financial statements included in the Company’s quarterly reports on Form 10-Q, filed with the SEC. The Audit fees in 2009 for UHY relate to the reissuance of their audit opinion on the December 31, 2008 consolidated financial statements. The Audit fees for UHY for 2008 include fees related to the 2008 audit that had not yet been billed as of the date of preparation of the proxy statement for the 2009 annual meeting of shareholders.

Audit Related fees for 2009 for BDMP were for assurance and related services relating to Union Bank’s trust operations, attendance at the annual shareholders meeting in May 2009 and other accounting matters; and for UHY were for attendance at the annual shareholders meeting in May 2009. Audit Related fees for 2008 for UHY were for assurance and related services relating to Union Bank’s trust operations and for attendance at the annual shareholders meeting in May 2008.

Tax fees in both years for the respective firms were for services related to tax compliance, including the preparation of tax returns, review of estimates, consulting and tax planning, and tax advice.

All Other fees for 2009 for BDMP were for participation in the Tri-State Financial Institutions Compensation Survey and advice regarding settlement of a loan; and for UHY were for services related to the change in auditors for 2009. All Other fees for 2008 for BDMP were for consulting services related to compliance with Section 404 of the Sarbanes-Oxley Act of 2002; and for UHY were for services related to the amendment of the Company’s two nonqualified deferred compensation plans and to the change in auditors for 2009.

Audit Committee Preapproval Guidelines

All audit and nonaudit services provided by the two registered independent accounting firms during the preceding two fiscal years were approved in advance by the Audit Committee. The Audit Committee has adopted Preapproval Guidelines relating to the provision of audit and nonaudit services by the Company’s external auditors. Under these Guidelines, the Audit Committee preapproves both the type of services to be provided by the external auditor and the estimated fees related to these services. During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the auditor. The services and fees must be compatible with the maintenance of the auditor’s independence, including compliance with SEC rules and regulations.

In order to ensure timely review and approval, the Committee has delegated to the Chair of the Committee the authority to amend or modify the list of preapproved services and fees, subject to prompt reporting to the full Committee of action taken pursuant to such delegated authority.

Vote Required to Approve Proposal 2

Ratification of the appointment of BDMP as the Company’s independent auditors for 2010 will require that more votes be cast “FOR” than “AGAINST” the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

SHAREHOLDER PROPOSALS

Under SEC rules, management of the Company will be permitted to use its discretionary authority conferred in the proxy card for the annual meeting to vote on a shareholder proposal even if the proposal has not been discussed in the Company’s proxy statement, unless the shareholder-proponent has given timely notice to the Company of his or her intention to present the proposal at the meeting. In order to be considered timely for consideration at the 2011 annual meeting, the shareholder-proponent must have furnished written notice to the Company of the proposal no later than March 2, 2011. If timely notice is received, the Company may exercise its discretionary authority under the proxy in connection with such proposal only if otherwise permitted to do so under applicable SEC rules.

There is a separate process under SEC rules, with an earlier notification deadline, if a shareholder seeks to have his or her proposal included in the Company’s proxy materials for the annual meeting. In order to be eligible for inclusion in the Company’s proxy material for the 2011 annual meeting, shareholder proposals must be submitted in writing to the Secretary of the Company no later than December 17, 2010 and must comply in all respects with applicable SEC rules relating to such inclusion. Any such proposal will be omitted from or included in the proxy material at the discretion of the Board of Directors, subject to such SEC rules.

OTHER MATTERS

As of the date of this proxy statement, management knows of no business expected to be presented for action at the annual meeting, except as set forth above. If, however, any other business should properly come before the meeting, the persons named in the enclosed proxy form will vote in accordance with the recommendations of management.

Union Bankshares, Inc.

Morrisville, Vermont

APPENDIX A

Union Bankshares, Inc

Audit Committee Charter

PURPOSE

The Audit Committee (Committee) shall assist the Board of Directors (Board) with its oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of the Company’s internal audit function and of the independent auditors external audit function.

Although the Committee has the oversight responsibilities and powers set forth in this Charter, it does not have a duty to prepare financial statements, to conduct audits, or determine that the Company’s financial statements and disclosures are complete and accurate and in accordance with Generally Accepted Accounting Principles (GAAP) or laws and regulations. Those are the duties and responsibilities of management and the independent auditors.

COMPOSITION

The Committee shall consist of at least three directors appointed annually by a resolution passed by a majority of the Board and each of whom shall satisfy the independence and qualification requirements established by the Securities and Exchange Commission (SEC) and the NASDAQ. All members should be financially sophisticated and at least one member of the Committee shall qualify as a “financial expert” as defined by the SEC. The Committee shall meet at least quarterly or more frequently as necessary, shall keep minutes of its proceedings, and shall report regularly to the Board of Directors.

DUTIES AND RESPONSIBILITIES

In carrying out its purposes, the Committee shall have the following duties, responsibilities and authority:

Financial Reporting

•

Annually, review and ratify the Disclosure Control Committee Charter.

•

Prior to release, review and approve the quarterly press release on earnings.

•

Review with management and the independent auditor the Company’s Form 10-K prior to filing with the SEC but after review of the Disclosure Control Committee, legal counsel and independent auditor, including the annual financial statements and disclosures contained therein, as well as any certification, report, opinion or review rendered by management or the independent auditor in connection with the preparation and certification of the foregoing. Provide a recommendation to the Board as to whether the audited financial statements should be included in the Report on Form 10-K and filed with the SEC.

•

Review Company’s proposed quarterly report on Form 10-Q prior to filing with the SEC but after review of the Disclosure Control Committee, legal counsel and independent auditor, including the financial statements and disclosures contained therein, as well as any certification, report, opinion or

A—1

review rendered by management or the independent auditor in connection with the preparation and certification of the foregoing.

•

Review current reports (Form 8-K) filed with the SEC.

•

Submit the report that is required of the Committee by the rules of the SEC to be included in the Company’s annual proxy statement.

•

Prior to filing the Company’s annual report with the SEC, review with the independent auditor (i) critical accounting and financial reporting policies and practices used by the Company; (ii) alternative treatments of financial information as permitted by Generally Accepted Accounting Principles (GAAP) that have been discussed with the management of the Company, including the ramifications of such alternative treatments and the proper disclosure thereof, as well as any treatment of such financial information that may have been preferred by the independent auditors, (iii) other material written communications between the independent auditor and management, and (iv) other communications as required by the Statement on Auditing Standards No. 61.

•

Meet separately, at least annually, or more frequently as appropriate, with management, the internal auditor, and the external auditor.

The Independent Auditor

•

Review and approve the written terms of the engagement of the independent auditors to ensure that they do not contain any limitation of liability provision that indemnify the independent auditor against third party claims, limit or release the independent auditor from actual or potential claims (other than claims for punitive damages), or otherwise limit the remedies available to the Company.

•

Appoint, compensate and oversee the work of the independent auditor for the Company in connection with the preparation and issuance of any audit report or related work including a review of the proposed scope of such work; and review and resolve any disputes between management and the independent auditor. The Committee shall also have the authority to terminate the engagement of the independent auditor as it deems necessary or appropriate. The independent auditor shall report directly to the Audit Committee.

•

Serve as the channel of communication between the independent auditor and the Board.

•

Review the qualifications and performance of the independent auditor, and evaluate the independence of the independent auditor, including any potential conflicts of interest that may exist between the Company and the independent auditor. The Committee shall obtain annually written disclosures and the letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and shall discuss with the independent auditor its independence. Review the policies governing the hiring of individuals who are or have been a part of the independent audit engagement team.

•

Review any significant written communication between the management of the Company and the independent auditor including, without limitation, the independent auditor’s observation on internal control matters, management letters, and schedule of unadjusted differences, if any, or any other audit problems or difficulties as well as management’s response.

A—2

•

Pre-approve any non-audit services performed on behalf of the Company by the independent auditor that are not prohibited by law or regulation and ensure that such services are properly disclosed by the Company.

Internal Audit

•

Oversee the selection of the internal auditor and review his/her performance and compensation annually. The internal auditor shall report functionally to the Committee and administratively to the Chief Executive Officer.

•

Oversee the internal audit department’s staffing, training, and budget.

•

Annually review and approve the internal audit plan and any material changes to audit methodology.

•

Review significant findings of the internal audit department and regulatory examiners, and management’s responses to those findings, including the risk attributed to unresolved issues.

Internal Controls and Procedures

•

Annually review with management and the independent auditor, the basis for disclosures made in the annual report to stockholders regarding the control environment of the Company.

•

At least annually consider, in consultation with management, the independent auditor, and the internal auditor, the adequacy of the Company’s internal controls including the resolution of identified significant deficiencies and material weaknesses, if any.

•

Review deficiencies, if any, identified by management in the design and operation of internal controls which may be referred to in the Chief Executive Officer and Chief Financial Officer certifications required by the Sarbanes-Oxley Act of 2002.

•

Periodically, as appropriate, review policies and procedures with respect to risk assessment and risk management.

Other Duties

•

Establish and ensure that procedures are in place for (i) the receipt, retention and treatment of complaints received by the Company from any source, either internally or externally, in connection with any accounting, internal accounting controls, or audit matters, and (ii) the submission by employees of the Company, on a confidential and anonymous basis, of communications involving any employee concerns regarding questionable accounting, internal control or auditing matters.

•

Review any related party transactions in accordance with the Union Bankshares, Inc. Related Person Transactions Approval Policy.

•

Annually review the adequacy of this Charter and recommend any proposed changes to the Board for approval.

•

The Committee shall have such other duties as the Board may delegate to the Committee from time to time.

A—3

RESOURCES AND AUTHORITY

The Committee shall have the authority to direct an investigation into any matter related to the Company’s business and affairs. The Committee may also retain without approval from the Board or management its own outside counsel and any other advisors that the Committee deems necessary in connection with carrying out its duties. This does not preclude advice from internal counsel or the Company’s outside counsel. The Committee shall determine, in its sole discretion, the level of funding to compensate the independent auditor and any counsel or other advisor employed by the Committee and the Company shall be obligated to make such funding available.

A—4

REVOCABLE PROXY

UNION BANKSHARES, INC.

ANNUAL MEETING OF SHAREHOLDERS

MAY 19, 2010

The undersigned hereby appoints JoAnn A. Tallman and Marsha A. Mongeon, and each of them individually, as his or her lawful agents and proxies with full power of substitution in each, to vote all of the common stock of Union Bankshares, Inc. that the undersigned is (are) entitled to vote at the Annual Meeting of the Shareholders to be held at the offices of Union Bank, 20 Lower Main Street, Morrisville, Vermont on Wednesday, May 19, 2010, at 3:00 p.m., local time, and at any adjournment thereof.

1. TO FIX THE NUMBER OF DIRECTORS AT NINE (OR SUCH LESSER NUMBER AS CIRCUMSTANCES MAY WARRANT) FOR THE ENSUING YEAR AND TO ELECT THE NOMINEES LISTED BELOW. (All terms expire at the next annual meeting.)

For	Withhold	For All Except
☐	☐	☐

Cynthia D. Borck, Steven J. Bourgeois, Kenneth D. Gibbons, Franklin G. Hovey, II, Robert P. Rollins, Richard C. Sargent, John H. Steel, Schuyler W. Sweet, Cornelius J. Van Dyke

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

____________________________________________________________________________

2. TO RATIFY THE SELECTION OF THE INDEPENDENT PUBLIC ACCOUNTING FIRM OF BERRY, DUNN, MCNEIL & PARKER AS THE COMPANY’S EXTERNAL AUDITORS FOR THE FISCAL YEAR ENDING ON DECEMBER 31, 2010.

For	Against	Abstain
☐	☐	☐

In their discretion, the persons named as Proxies are authorized to vote upon such other business as may properly come before the meeting. If any such business is presented, it is the intention of the proxies to vote the shares represented hereby in accordance with the recommendations of management.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. THE BOARD RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2. SHARES WILL BE VOTED AS SPECIFIED. IF THE PROXY IS SIGNED AND DATED, BUT NO VOTING SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 1 AND 2.

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING.	☐

Please be sure to date and sign this proxy card in the box below.

Date	Shareholder sign above	Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

UNION BANKSHARES, INC.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY CARD IN THE SPACE PROVIDED AND RETURN IT IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON.

Please sign exactly as your name(s) appear(s) on this proxy card. If shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, guardian, or other representative capacity, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership or entity, please sign in partnership or entity name by authorized person.

PLEASE ACT PROMPTLY - SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

___________________________________________

___________________________________________

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